Exhibit 21 List of Subsidiaries of Merchants Bancorp As of December 31, 2025

Subsidiary	Organized Under the Laws of:
Merchants Investment Partners, LLC	Delaware
Merchants Capital 2021-FLI GP, LLC	Indiana
Merchants Capital 2021-FLI LP, LLC	Indiana
Merchants Bank of Indiana (also d/b/a Merchants Mortgage)	Indiana
-MBI Midtown West, LLC	Indiana
-MBI Midtown West II, LLC	Indiana
-MBI Michigan 441, LLC	Indiana
-OneTrust Funding, Inc.	Indiana
-Ash Realty Holdings, LLC	Indiana
-CMG Funding, LLC	Indiana
-MCI PCR NMTC, LLC	Indiana
-Merchants Capital Corp	Indiana
--Merchants Capital Servicing, LLC	Delaware
--RMF Holdings, LLC	Indiana
--Merchants Healthcare Fund I GP, LLC	Indiana
--Merchants Healthcare Fund I Offshore GP, LLC	Delaware
--Merchants Capital Investments, LLC	Indiana
--MCI MTE GP, LLC	Indiana
--MCI SLP, LLC	Indiana
--MCI Social Impact GP, LLC	Indiana
--MCI GP, LLC	Indiana
--MCI Fund IV GP, LLC	Indiana
--MCI Fund V GP, LLC	Indiana
--MCI Fund VI GP, LLC --MCI Fund VII GP, LLC --MCI Fund VIII GP, LLC --MCI Fund IX GP, LLC --MCI Fund X GP, LLC	Indiana Indiana Indiana Indiana Indiana
--MCI Fund 11 Manager, LLC	Indiana
--MCI Fund 12 GP, LLC	Indiana
--MCI Fund 13 GP, LLC	Indiana
--MCI Fund 14 GP, LLC	Indiana
--MCI Fund 15 GP, LLC	Indiana
--MCI Fund 16 Manager, LLC	Indiana

--MCI Fund 18 GP, LLC	Indiana
--MCI Fund 19 GP, LLC	Indiana
--MCI Fund 20 Manager, LLC	Indiana
--MCI Fund 21 Manager, LLC	Indiana
--MCI Fund 22 GP, LLC	Indiana
--MCI Fund 23 GP, LLC	Indiana
--MCI Fund 24 GP, LLC	Indiana
--MCI Fund 25 Manager, LLC	Indiana
--MCI Fund 26 GP, LLC	Indiana
--MCI Fund 27 GP, LLC	Indiana
--MCI Fund 30 GP, LLC	Indiana